UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

Creative Medical Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2017 W Peoria Avenue, Phoenix, AZ 85029
(Address of principal executive offices)

Registrant’s telephone number, including area code: (833) 336-7636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01	Other Events.

On August 8, 2018, Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Global Capital Partners Group, LLC (the “Lender”) pursuant to which the Company issued to the Lender a Promissory Note in the principal amount of $107,000 (the “Note”), for which the Company received $106,500. The Note is unsecured and is not convertible into equity securities of the Company. The Note accrues compound interest monthly at the annual rate of 8% and matures on August 22, 2018. The SPA contains a most favored nation provision and also requires the Company, within one business day after the closing of a transaction or series of transactions resulting in a capital raise of at least $100,000, to pay to the Lender 25% of the gross proceeds as payment toward the Note. The Note is subject to customary default provisions, which, if triggered, would increase the interest rate to 24%.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement with Global Capital Partners Group, LLC dated August 8, 2018

99.2	Promissory Note Issued to Global Capital Partners Group, LLC dated August 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: August 10, 2018	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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